Exhibit 10.6

Christos P. Traios

10, Sp. Trikoupi Street

18538 Piraeus – Greece

Date: July 12, 2019

Petrogress, Inc.

1013 Centre Rd, Suite 403-A

Wilmington, DE 19805

Re:     Extension of Maturity Date of Revolving Line of Credit Agreement

==

Please be advised that the undersigned hereby extends the maturity date of that certain Revolving Line of Credit Agreement dated July 13, 2017 (the “Credit Agreement”) pursuant to which the undersigned provided a revolving line of credit in the principal amount of up to $1,000,000 to Petrogress, Inc. (the “Company”). Consequently, the date hereof July 13, 2020 shall be the final Maturity Date of the Line of Credit Note.

Sincerely,

Christos P. Traios

AGREED AND ACKNOWLEDGED:

Petrogress, Inc.

By: /s/ Christos P. Traios

       President and Chief Executive officer